Exhibit 99.1

PILGRIM'S PRIDE CORPORATION REPORTS RECORD EARNINGS AND NET SALES FOR 2004 FISCAL FOURTH QUARTER AND ANNUAL PERIODS

RESULTS EXCEED PREVIOUSLY ISSUED UPDATED EARNINGS EXPECTATIONS

[Gains in Net Income, EPS and Operating Margins Driven by Higher Sales
and Improved Operating Efficiencies]

PITTSBURG, Texas, Nov. 8, 2004 - Pilgrim's Pride Corporation (NYSE: PPC) today reported record net income of $72.3 million, or $1.09 per share, for the fourth fiscal quarter ended October 2, 2004. Included in the fiscal 2004 fourth quarter earnings is a non-recurring recovery of $23.8 million, or $14.8 million net of tax, or $0.22 per share, attributable to recoveries under a business interruption insurance policy related to the October 2002 recall of certain deli meats by the Company. Excluding this non-recurring recovery, fourth quarter earnings were still a record at $57.5 million, or $0.87 per share. Also included in this quarter’s results were turkey restructuring and related charges in the amount of $8.2 million, or $5.1 million net of tax, or $0.08 per share. Excluding the non-recurring recovery and restructuring related items, fourth quarter earnings were $62.6 million, or $0.95 per share.

For fiscal 2004, which ended October 2, 2004, the Company reported record net income of $125.4 million, or $2.00 per share. Included in the fiscal 2004 earnings are non-recurring recoveries of $24.8 million, or $15.4 million net of tax, or $0.25 per share, attributable to recoveries under a business interruption insurance policy related to the October 2002 recall of certain deli meats by the Company and proceeds from settlements of vitamin and methionine antitrust lawsuits. Excluding these non-recurring recoveries, fiscal 2004 earnings were still a record at $110.0 million, or $1.75 per share. Also included in this year’s results, were turkey restructuring and related charges in the amount of $72.1 million, or $44.3 million net of tax, or $0.71 per share. Excluding the non-recurring recoveries and restructuring related items, fiscal 2004 earnings were $154.3 million, or $2.46 per share.

The Company is providing 2004 fiscal fourth quarter and annual earnings information excluding non-recurring recoveries and restructuring related information because it believes some investors may be interested in earnings exclusive of these unusual items.

"Our record performance in both the fourth fiscal quarter and annual period ended October 2, 2004 reflects both the successful integration of the ConAgra chicken division acquisition and the benefits of pursuing a growth strategy centered around our Prepared Foods business, which grew more than 25 percent on a pro forma basis over the past fiscal year," commented O.B. Goolsby, President and Chief Executive Officer of Pilgrim's Pride. "Responding to our customer’s growing demand for high-quality, convenient meat proteins will remain a key priority for us going forward. Looking ahead to fiscal 2005, we expect the continuation of favorable consumer trends, rising export demand and projections for a further drop in commodity grain prices to create a positive growth environment that will enable us to continue delivering value to our shareholders," Goolsby concluded.

The results reported today for fiscal 2004’s fourth fiscal quarter compare to fiscal 2003’s fourth quarter net income of $25.1 million, or $0.61 per share. Included in the fiscal 2003 fourth quarter results was an $11.2 million gain, or $6.3 million net of tax and related employee incentive plan accruals, or $0.15 a share, attributable to proceeds received from the federal government to reimburse for losses incurred due to avian influenza and proceeds from settlements of vitamin and methionine antitrust lawsuits. In addition, the fiscal 2003 fourth quarter included a non-cash reduction of tax expense of $16.9 million, or $0.41 per share, associated with the reversal of a valuation allowance on net operating losses in the Company’s Mexico operations. Excluding the non-recurring recoveries and Mexico tax valuation change from the fourth quarter of 2003, earnings would have been $1.9 million, or $0.05 per share.

The results reported today for fiscal 2004 compare to fiscal 2003’s net income of $56.0 million, or $1.36 per share. Included in fiscal 2003 results was a $26.6 million gain, or $15.0 million net of tax and related employee incentive plan accruals, or $0.36 a share, which was attributable to proceeds received from the federal government to reimburse for losses incurred due to avian influenza. In addition, fiscal 2003 included a gain of $56.0 million, or $31.6 million net of tax and related employee incentive plan accruals, or $0.77 a share, attributable to proceeds from settlements of vitamin and methionine antitrust lawsuits. In addition, fiscal 2003 included a non-cash reduction of tax expense of $16.9 million or $0.41 per share, associated with the reversal of a valuation allowance on net operating losses in the Company’s Mexico operations. Excluding the non-recurring recoveries and Mexico tax valuation change from fiscal 2003 results, earnings would have been $(7.5) million, or $(0.18) per share.

The Company is providing 2003 fiscal fourth quarter and annual earnings information excluding non-recurring recoveries and Mexico tax valuation change because it believes some investors may be interested in earnings exclusive of these unusual items.

The Company also reported record net sales for the fourth fiscal quarter ending October 2, 2004, of $1.49 billion, an increase of $780.5 million, or 110.0 percent, compared with net sales of $709.5 million for the same period last year, with the increase resulting primarily from the acquisition of ConAgra Foods, Inc.’s Chicken Division, which was effective November 23, 2003, along with positive industry and consumption trends.

The Company also reported record net sales for fiscal 2004 of $5.36 billion, an increase of $2.74 billion, or 104.6 percent, compared with net sales of $2.62 billion for the same period last year, with the increase resulting primarily from the acquisition of ConAgra Foods, Inc.’s Chicken Division, which was effective November 23, 2003, along with positive industry and consumption trends.

Conference Call Information
Pilgrim’s Pride will hold a conference call to discuss the Company's fourth quarter and fiscal 2004 financial results at 10:00 a.m. CST (11:00 a.m. EST) on November 8, 2004. To listen live via telephone, call 800-391-2548, verbal pass code VG495227. The call also will be web cast live on the Internet at http://www.firstcallevents.com/service/ajwz410412177gf12.html. Additionally, the Company has posted a slide presentation on its website at www.pilgrimspride.com which can be viewed by listeners in connection with today’s conference call. The web cast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at 2:00 p.m. CST on November 8 through November 15 at 800-355-2355 pass code 495227#.

Pilgrim's Pride Corporation is the second-largest poultry producer in the United States and Mexico, and the largest in Puerto Rico. Pilgrim's Pride employs more than 40,000 people and has major operations in Texas, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, Tennessee, Virginia, West Virginia, Puerto Rico and Mexico, with other facilities in Arizona, California, Iowa, Mississippi, Utah and Wisconsin.

Pilgrim's Pride products are sold to foodservice, retail and frozen entrée customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States (including Puerto Rico) and in the Northern and Central regions of Mexico. For more information, please visit www.pilgrimspride.com.

Forward Looking Statements: Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases affecting the production performance and/or marketability of the company's poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by and as a result of, our substantial leverage; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; changes in laws or regulations affecting our operations as well as competitive factors and pricing pressures; inability to effectively integrate ConAgra's chicken business or realize the associated cost savings and operating synergies currently anticipated; inability to recognize the anticipated cost savings and anticipated benefits in connection with our turkey division restructuring; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Sondra Fowler
Pilgrim's Pride Corporation
(903) 855 4195

PILGRIM'S PRIDE CORPORATION
News Release
November 8, 2004

PILGRIM'S PRIDE CORPORATION
Consolidated Statements of Income
[In thousands, except share and per share amounts]

Three Months Ended	October 2, 2004	September 27, 2003
Net Sales	$1,486,454	$709,471
Costs and Expenses
Cost of sales	1,296,959	660,085
Cost of sales - restructuring	8,178	--
Non-recurring recoveries	(23,815)	(10,477)
Selling, general and administrative	73,960	34,141
	1,355,282	683,749
Operating Income	131,172	25,722

Other Expense (Income):
Interest expense, net	11,471	9,146
Foreign exchange (gain) loss	(123)	107
Miscellaneous, net	3,225	(457)
Total other expenses, net	14,573	8,796

Income before income taxes	116,599	16,926
Income tax expense (benefit)	44,269	(8,148)
Net Income	$72,330	$25,074

Net income per common share
-basic and diluted	$1.09	$0.61
Dividends declared per common share	$0.015	$0.015
Weighted average shares outstanding	66,555,733	41,112,679

Fiscal Year Ended	October 2, 2004	September 27, 2003
Net Sales	$5,363,723	$2,619,345
Costs and Expenses
Cost of sales	4,813,353	2,465,341
Cost of sales - restructuring	64,160	--
Non-recurring recoveries	(23,891)	(46,479)
Selling, general and administrative	241,570	136,870
Other restructuring charges	7,923	--
	5,103,115	2,555,732
Operating Income	260,608	63,613

Other Expense [Income]:
Interest expense, net	52,129	37,981
Foreign exchange loss (gain)	205	(359)
Miscellaneous, net	4,445	(37,244)
Total other expenses, net	56,779	378

Income before income taxes	203,829	63,235
Income tax expense	78,448	7,199
Net Income	$125,381	$56,036

Net income per common share
-basic and diluted	$2.00	$1.36
Dividends declared per common share	$0.06	$0.06
Weighted average shares outstanding	62,646,692	41,112,679

PILGRIM'S PRIDE CORPORATION
News Release
November 8, 2004

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Balance Sheets
[In thousands]

	October 2, 2004	September 27, 2003
ASSETS
Cash	$38,165	$16,606
Other current assets	992,545	474,102
Total current assets	1,030,710	490,708
Other Assets	50,086	31,302
Property, Plant and Equipment, net	1,178,675	735,474

Total Assets	$2,259,471	$1,257,484

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$8,428	$2,680
Other current liabilities	624,997	276,909
Total Current Liabilities	633,425	279,589
Long-Term Debt, Less Current Maturities	535,866	415,965
Deferred Income Taxes	168,974	113,988
Minority Interest in Subsidiary	1,210	1,246
Total Stockholders' Equity	919,996	446,696

Total Liabilities and Stockholders’ Equity	$2,259,471	$1,257,484

PILGRIM'S PRIDE CORPORATION
News Release
November 8, 2004

Selected Financial Information (in thousands)
(Unaudited)

Note: "EBITDA" is defined as the sum of the net income (loss) before interest, taxes, depreciation and amortization. EBITDA is presented because it is used by us, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principles (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. EBITDA is calculated as follows:

Three Months Ended	October 2, 2004	September 27, 2003
Net Income	$72,330	$25,074
Add:
Income tax expense (benefit)	44,269	(8,148)
Interest expense, net	11,471	9,146
Depreciation and amortization	25,487	19,934
Minus:
Amortization of capitalized financing costs	535	414

EBITDA (a)	$153,022	$45,592

Capital expenditures	$23,805	$17,429

Fiscal Year Ended	October 2, 2004	September 27, 2003
Net Income	$125,381	$56,036
Add:
Income tax expense	78,448	7,199
Interest expense, net	52,129	37,981
Depreciation and amortization	113,788	74,187
Minus:
Amortization of capitalized financing costs	1,951	1,477

EBITDA(b)	$367,795	$173,926

Capital expenditures	$79,642	$53,574

Other Data:	October 2, 2004	September 27, 2003
Current maturities of long-term debt	$8,428	$2,680
Long-term debt	535,866	415,965

Total Debt	$544,294	$418,645

PILGRIM'S PRIDE CORPORATION
News Release
November 8, 2004

(a)	Included in the three month period ended October 2, 2004, EBITDA results were Cost of sales-restructuring related amounts of $8.2 million associated with the previously announced sale of the Company’s Hinton, Virginia, turkey operations.

(b)	Included in the fiscal year ended October 2, 2004, EBITDA results were Cost of sales-restructuring related amounts and Other restructuring charges of $64.2 million and $7.9 million, respectively, associated with the previously announced sale of the Company’s Hinton, Virginia, turkey operations.

PILGRIM'S PRIDE CORPORATION
News Release
November 8, 2004

Pilgrim’s Pride Corporation
Pro forma Financial Information (in thousands except per share amounts)
(Unaudited)
The unaudited pro forma financial information has been presented as if the acquisition of the ConAgra chicken division had occurred as of the beginning of each period presented. For the three month and annual periods ended September 27, 2003, the ConAgra Chicken division information has been included with a one-month lag to the Pilgrim’s Pride reporting period in order to maintain their existing quarterly periods.

Three Months Ended	October 2, 2004	September 27, 2003

Net sales	$1,486,454	$1,317,612
Depreciation and amortization	$25,487	$30,640
Cost of sales-restructuring	$8,178	$--
Operating income	$131,172	$32,128
Interest expense, net	$11,471	$17,313
Income tax expense (benefit)	$44,269	$(11,172)
Net income	$72,330	$26,231
Net income per common share	$1.09	$0.39

Capital Expenditures	$23,805	$25,834

Fiscal Year Ended	October 2, 2004	September 27, 2003

Net sales	$5,824,515	$4,968,356
Depreciation and amortization	$120,833	$116,854
Cost of sales-restructuring	$64,160	$--
Other restructuring charges	$7,923	$--
Operating income	$285,897	$60,572
Interest expense, net	$56,500	$70,813
Income tax expense (benefit)	$87,222	$(5,963)
Net income	$139,665	$34,731
Net income per common share	$2.08	$0.52

Capital Expenditures	$83,571	$89,874

PILGRIM'S PRIDE CORPORATION
News Release
November 8, 2004

Pilgrim's Pride Corporation
Non-GAAP Reconciliation
(In millions except per share data)
(Unaudited)

Three Months Ended	October 2, 2004	September 27,2003

Net Income	$72.3	$25.1
Less: Non-recurring recoveries (net of tax)	14.8	6.3
Net income excluding non-recurring recoveries	57.5	18.8
Plus: Turkey restructuring and related charges (net of tax)	5.1	--
Less: Mexico tax adjustment	--	16.9
Net income adjusted for unusual items	$62.6	$1.9

	Per Share Amount
Net Income	$1.09	$0.61
Less: Non-recurring recoveries (net of tax)	0.22	0.15
Net income excluding non-recurring recoveries	0.87	0.46
Plus: Turkey restructuring and related charges (net of tax)	0.08	--
Less: Mexico tax adjustment	--	0.41
Net income adjusted for unusual items	$0.95	$0.05

Fiscal Year Ended	October 2, 2004	September 27,2003

Net Income	$125.4	$56.0
Less: Non-recurring recoveries (net of tax)	15.4	46.6
Net income excluding non-recurring recoveries	110.0	9.4
Plus: Turkey restructuring and related charges (net of tax)	44.3	--
Less: Mexico tax adjustment	--	16.9
Net income adjusted for unusual items	$154.3	$(7.5)

	Per Share Amount
Net Income	$2.00	$1.36
Less: Non-recurring recoveries (net of tax)	0.25	1.13
Net income excluding non-recurring recoveries	1.75	0.23
Plus: Turkey restructuring and related charges (net of tax)	0.71	--
Less: Mexico tax adjustment	--	0.41
Net income adjusted for unusual items	$2.46	$(0.18)